UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2017

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

000-20412

(Commission File Number)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

510 4th Street North, Watkins, Minnesota, USA  55389

 (Address of principal executive offices) (Zip Code)

(800) 638-4570

Issuer’s telephone number

                                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement

On July 31, 2017, International Barrier Technology Inc. (“Barrier” or the “Company”) entered into an arrangement agreement with Louisiana-Pacific Canada Ltd. (“LP”) and Louisiana-Pacific Corporation, pursuant to which LP has agreed to acquire all of the issued and outstanding common shares of the Company (the “Transaction”).

The Transaction will be implemented by way of plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia). Pursuant to the Arrangement, each issued and outstanding common share of the Company will be transferred to LP in consideration for $0.41 per common share.  Upon completion of the Transaction, the Company will become a wholly-owned subsidiary of LP.

Item 7.01

Regulation FD Disclosure.

On July 31, 2017, the Company issued a press release entitled “International Barrier Enters Agreement to Combine with Louisiana-Pacific Corporation”.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

2.1

Arrangement Agreement

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1

News release dated July 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Barrier Technology Inc.
Date	August 2, 2017	(Registrant)
/s/ Melissa McElwee
Melissa McElwee, CFO